EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us under the caption “Legal Matters” in the Prospectus contained in this Registration Statement.

/s/ Phillips Nizer LLP

PHILLIPS NIZER LLP

March 9, 2010
New York, New York